EXHIBIT C
AMENDED AND RESTATED
BYLAWS
OF THE SURVIVING CORPORATION

BY-LAWS

OF

CHEMBIO DIAGNOSTICS, INC.
(the “Corporation”)

ARTICLE I

STOCKHOLDERS

Section 1.          Annual Meeting. The annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held either within or without the State of Nevada, at such place as the Board of Directors of the Corporation (the “Board of Directors”) may designate in the call or in a waiver of notice thereof, at such date and time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. Participation of one or more Stockholders by conference telephone allowing all persons participating in the meeting to hear each other at the same time shall constitute presence at a meeting.

Section 2.          Special Meetings. Special meetings of the Stockholders may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of at least twenty-five per cent (25%) of the shares of stock of the Corporation, issued and outstanding and entitled to vote, at such times and at such place either within or without the State of Nevada as may be stated in the call or in a waiver of notice thereof. Participation of one or more Stockholders by telephone conference allowing all persons participating in the meeting to hear each other at the same time shall constitute presence at a meeting.

Section 3.        Notice of Meetings. Notice of the time, place and purpose of every meeting of Stockholders shall be delivered personally or mailed not less than ten (10) days nor more than sixty (60) days previous thereto to each Stockholder of record entitled to vote, at such Stockholder’s post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him or her to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all Stockholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

Section 4.        Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these By-Laws, constitute a quorum at all meetings of the Stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 5.          Organization of Meetings. Meetings of the Stockholders shall be presided over by the Chairman of the Board, if there be one, or if the Chairman of the Board is not present by the President, or if the President is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary of the Corporation’s absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

Section 6.          Voting. At each meeting of Stockholders, except as otherwise provided by statute or the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his or her name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast and, except as otherwise provided by statute, the Articles of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the Stockholder or by such Stockholder’s duly authorized attorney.

At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the Stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the Stockholders for their consideration at a meeting, any Stockholder entitled to vote may, on any question, demand a vote by ballot.

A complete list of the Stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each Stockholder, shall be prepared by the Secretary and shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

Section 7.          Inspectors of Election. The Board of Directors in advance of any meeting of Stockholders may appoint one or more Inspectors of Election (“Inspectors of Elections”) to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any Stockholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of an Inspector of Election at such meeting with strict impartiality and according to the best of his or her ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 8.         Action by Consent. Any action required or permitted to be taken at any meeting of Stockholders, including the annual meeting, may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE II

DIRECTORS

Section 1.          Number, Quorum, Term, Vacancies, Removal. The Board of Directors shall consist of one person, as determined by the Board of Directors. The number of directors may be changed by a resolution passed by a majority of the whole Board of Directors or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote.

A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors) shall constitute a quorum for the transaction of business provided, that if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced.

Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, or otherwise, other than removal of a director with or without cause by a vote of the Stockholders, it shall be filled by a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the Stockholders, and the person so chosen shall hold office until the next annual election and until a successor is duly elected and has qualified.

Any one or more of the directors of the Corporation may be removed either with or without cause at any time by a vote of the holders of record of at least two-thirds of the shares of stock of the Corporation, issued and outstanding and entitled to vote, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the Stockholders as provided in these By-Laws.

Section 2.          Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of Nevada, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of one director, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of Stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board of Directors. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present. Participation of one or more directors by conference telephone allowing all persons participating in the meeting to hear each other at the same time shall constitute presence at a meeting.

Section 3.          Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees which shall consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

Section 4.          Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board of Directors or committee, as applicable.

Section 5.          Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors, or of any committee of the Board of Directors. In addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time.

ARTICLE III

OFFICERS

Section 1.          Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of Stockholders, shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

Section 2.           Terms of Office. Officers shall hold office until their successors are chosen and qualify.

Section 3.         Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

Section 4.        Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.      Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 6.          Chairman of the Board. The Chairman of the Board of the Board of Directors (the “Chairman of the Board”), if one be elected, shall preside at all meetings of the Board of Directors and of the Stockholders, and the Chairman of the Board shall have and perform such other duties as from time to time may be assigned to the Chairman of the Board by the Board of Directors.

Section 7.          President. The President of the Corporation (the “President”) shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors, and of the Stockholders. The President shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; the President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

Section 8.        Vice Presidents. If chosen, the Vice Presidents of the Corporation (the “Vice President”), in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. The Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President shall direct.

Section 9.          Secretary. The Secretary of the Corporation (the “Secretary”) shall attend all sessions of the Board of Directors and all meetings of the Stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have custody of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

Section 10.       Treasurer. The Treasurer of the Corporation (the “Treasurer”) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 11.         Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE IV

INDEMNIFICATION; INSURANCE

Section 1.          Indemnification

a.   Actions Other than Those Actions by or in the Right of the Corporation. To the maximum extent permitted by Nevada law from time to time in effect and, subject to the provisions of paragraph (c) of this Section 1, the Corporation shall indemnify any person (the “Indemnitee”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; and with respect to any criminal action or proceeding, any such termination shall not create a presumption that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

b.   Actions by or in the Right of the Corporation. To the maximum extent permitted by Nevada law from time to time in effect and subject to the provisions of paragraph (c) of this Section 1, the Corporation shall indemnify any person (the “Indemnitee”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation unless - and only to the extent that - the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

c.   Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Section 1, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sub-paragraph (a) or (b) of this Section 1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

d.   Advancement of Expenses; Nonexclusivity; Duration. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Section 1. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid by the Corporation upon such terms and conditions, if any, as the Board deems appropriate. The indemnifications, advancement of expenses and rights provided by, or granted pursuant to, this Article IV shall not be deemed exclusive of any other indemnifications, advancement of expenses, rights or limitations of liability to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, either as to action in such person’s official capacity or as to action in another capacity while holding office, and any such indemnifications, advancements of expenses, rights, and limitations of liability shall continue although such person has ceased to be a director, officer, employee or agent, and shall inure to the benefit of such person’s heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in Section 2 below shall likewise not be deemed exclusive.

e.   Determination Required. Any indemnification under Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in this Section 1. Such determination shall be made: (i) by the Board by a majority vote of those directors who were not parties to the particular action, suit or proceeding, or (ii) if there are no such non-party directors, or , even if there are, and a majority of such non-party directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

f.   Right of Indemnitee to bring Suit. If a claim for which the Corporation is responsible under Section 1 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the Indemnitee is not entitled to indemnification shall create a presumption that the Indemnitee is not so entitled or in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Corporation.

Section 2.          Insurance. The Corporation may, when authorized by the Board, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article IV. The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this Article IV, and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, both statutory and common.

Section 3.          Amendments. Any repeal or amendment of this Article IV by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article IV, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 4.           Procedures for the Submission of Claims. The Board may
establish additional reasonable procedures pursuant to this Article IV for the submission of claims for indemnification, determination of the entitlement of any person thereto, and review of any such determination.

ARTICLE V

CAPITAL STOCK

Section 1.          Certificates. The interest of each Stockholder shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.          Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 3.          Record Dates. The Board of Directors may fix in advance a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of Stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 4.        Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board of Directors may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

ARTICLE VI

CHECKS, NOTES, ETC.

Section 1.        Checks, Notes, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by any director of the Corporation, the President, any Vice President or the Treasurer and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1.         Offices. The registered office of the Corporation shall be located at C T Corporation System, 701 South Carson Street, Suite 200, Carson City, Nevada 89701 and the C T Corporation System shall be the registered agent of this Corporation in charge thereof. The Corporation may have other offices either within or without the State of Nevada at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require.

Section 2.          Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.

Section 3.          Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

Section 4.         Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Nevada, correct books and records of account of all its business and transactions, minutes of the proceedings of its Stockholders, Board of Directors and committees, and the stock book, containing the names and addresses of the Stockholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

Section 5.       Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation.

Section 6.          Election Not to Be Governed by Certain Provisions of Nevada Revised Statutes. The Corporation elects not to be governed by the provisions of Nevada Revised Statutes 78.378 to 78.3793, inclusive, and Nevada Revised Statutes 78.378 to 78.3793, inclusive, do not apply to the Company or to an acquisition of a controlling interest in the Company by all existing stockholders and classes of stockholders of the Company and all future stockholders and classes of stockholders of the Company.

ARTICLE VIII

AMENDMENTS

Section 1.         Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of Stockholders to amend or repeal these By-Laws or to adopt new by-laws. These By-Laws may also be amended or repealed, or new by-laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board of Directors; provided that any by-law adopted by the Board of Directors may be amended or repealed by the Stockholders in the manner set forth above.

Any proposal to amend or repeal these By-Laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board of Directors or the Stockholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.

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